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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants



We have issued our report dated February 7, 2001, accompanying the consolidated financial statements, as of and for the year ended December 31, 2000, included in the Annual Report of Tekgraf, Inc. on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of Tekgraf, Inc. on Form S-8 dated October 15, 2001.


                             /s/ GRANT THORNTON LLP


Chicago, Illinois

October 12, 2001